Exhibit 99.1

FOR IMMEDIATE RELEASE

LIGHTING SCIENCE GROUP APPOINTS INDUSTRY HEAVYWEIGHT TO BOARD OF DIRECTORS

Charles Darnell, Former Vice Chairman of Acuity Brands, Joins Company’s Board

Satellite Beach, Florida, October 21, 2010 – Lighting Science Group Corporation (OTCBB: LSCG), a leading LED lighting technology company, announced today that Charles Darnell has joined the Company’s board of directors filling the vacancy resulting from Joe Montana’s move to an advisory director role with the Company. Mr. Darnell has over 50 years experience in residential, commercial and industrial lighting and joins a distinguished group of current board members: Robert Bachman, David Bell, Zachary Gibler, Carlos Gutierrez, Donald Harkleroad, Michael Kempner, Michael Moseley, and Richard Weinberg.

“Lighting Science Group is experiencing rapid growth and I believe Charles’s wealth of industry knowledge and know-how will be very important to the Company’s continued success,” said Zachary Gibler, Chief Executive Officer of Lighting Science Group. “We have some of the most advanced and affordable LED lighting products on the market and the collective expertise of all of our directors is vital as the Company continues to assert leadership in the global lighting technology sector.”

For 43 years, from March 1963 until retirement in August 2005, Mr. Darnell was with Lithonia Lighting, later named Acuity Brands, where he started as CIO and became Vice Chairman by the time of his retirement in 2005. The company had $15 million in sales when he started and was generating $2.2 billion in sales when he retired.

“I am extremely proud and excited to join the board of this innovative company,” said Charles Darnell. “With over 50 years in the lighting industry, I have never seen a company and a management team with so much potential. Together, we will change the face of lighting.”

Since leaving Acuity, Mr. Darnell has consulted with several companies specializing in technology such as lighting, wireless networks and electronic medical and metering equipment. He and his family also own six small companies engaged in servicing the interior designer market. Mr. Darnell is an ordained elder in the Presbyterian Church and a board member of the Emory Healthcare Eye Clinic.

About Lighting Science Group Corporation

Lighting Science Group Corporation (OTCBB: LSCG) designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. Lighting Science Group offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. Lighting Science Group Design Works business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. Lighting Science Group is headquartered in Satellite Beach, Florida; Lighting Science Group Design Works business unit is based in Rancho Cordova, California; the Company’s European operations are based in Goes, The Netherlands; and, the Company has a sales office in Sydney, Australia. Lighting Science Group has over 200 workers in its Satellite Beach, Florida manufacturing facility that build lighting products from domestic and imported parts. Lighting Science Group is a Pegasus Capital

Advisors portfolio company. More information about Lighting Science Group is available at www.lsgc.com.

Forward Looking Statements Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding the performance of LSG and its directors, officers and products using terminology such as “will,” “should,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” or “believe.” Such statements reflect the current view of LSG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

# # #

Media Contact:

Andy Beck

MWW Group

202-585-2288

abeck@mww.com